UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported in our Current Report on Form 8-K filed on March 27, 2015, we, through GAHC3 Mountain Crest Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or Purchase Agreement, on March 23, 2015 with LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C., CW LLC and Eastlake L.L.C., or collectively, the Seller, all unaffiliated third parties, to purchase Mountain Crest Senior Housing Portfolio, comprised of certain operations of the Seller and a portfolio of six senior housing facilities located as follows: two in Elkhart, Indiana, or the Eastlake Facility and the Elkhart Facility, and one in each of Hobart, Indiana, or the Hobart Facility, LaPorte, Indiana, or the LaPorte Facility, Mishawaka, Indiana, or the Mishawaka Facility, and Niles, Michigan, or the Niles Facility, for an aggregate purchase price of $75,000,000, plus closing costs.
Pursuant to Section 23 of the Purchase Agreement, on May 14, 2015, we executed two separate partial assignment agreements with the Seller to effectively assign all of our rights, title and interest under the Purchase Agreement to acquire certain real property assets and certain operating assets from the Seller to GAHC3 Hobart IN ALF, LLC, GAHC3 LaPorte IN ALF, LLC, GAHC3 Niles MI ALF, LLC, GAHC3 Elkhart IN ALF, LLC, GAHC3 Elkhart IN ILF, LLC, GAHC3 Mishawaka IN ALF, LLC, GAHC3 Hobart IN ALF TRS Sub, LLC, GAHC3 LaPorte IN ALF TRS Sub, LLC, GAHC3 Niles MI ALF TRS Sub, LLC, GAHC3 Elkhart IN ALF TRS Sub, LLC, GAHC3 Elkhart IN ILF TRS Sub, LLC, and GAHC3 Mishawaka IN ALF TRS Sub, LLC, our wholly owned subsidiaries.
On June 10, 2015, we, through our wholly owned subsidiaries listed above, entered into a first amendment to the Purchase Agreement, or the First Amendment, with the Seller. The material terms of the First Amendment amend the Purchase Agreement to provide further clarification regarding when the Seller’s indemnification obligations cease under Section 9 of the Purchase Agreement.
The material terms of the First Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
We also previously reported in our Current Report on Form 8-K filed on May 18, 2015, that we acquired the Eastlake Facility, the Elkhart Facility, the Hobart Facility and the LaPorte Facility of Mountain Crest Senior Housing Portfolio on May 14, 2015 for an aggregate purchase price of $48,453,000, plus closing costs.
On June 11, 2015, we acquired the Niles Facility of Mountain Crest Senior Housing Portfolio from the Seller for approximately $6,567,000 using cash on hand from the net proceeds of our initial public offering. In connection with the acquisition of the Niles Facility, we paid to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates, an acquisition fee in cash of approximately $148,000, or 2.25% of the contract purchase price. We operate Mountain Crest Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure.
The Niles Facility is an 80-bed assisted living and memory care facility consisting of approximately 55,000 square feet and situated on approximately 2.5 acres of land, with a current occupancy rate of 73%.
The closing of the acquisition of the remaining Mishawaka Facility of Mountain Crest Senior Housing Portfolio is expected to occur by the end of the second quarter of 2015; however, no assurance can be provided that we will be able to purchase the Mishawaka Facility in the anticipated timeframe, or at all since the potential acquisition of such facility is subject to substantial conditions to closing.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements.
It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.
(b) Pro Forma Financial Information.
See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment to Purchase and Sale Agreement by and between GAHC3 Mountain Crest Senior Housing Portfolio, LLC, LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C, CW LLC and Eastlake L.L.C., dated June 10, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

June 16, 2015	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Amendment to Purchase and Sale Agreement by and between GAHC3 Mountain Crest Senior Housing Portfolio, LLC, LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C, CW LLC and Eastlake L.L.C., dated June 10, 2015